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                                                                   EXHIBIT 10.24


                           AMERICAN VANTAGE COMPANIES
                          7674 WEST LAKE MEAD BOULEVARD
                             LAS VEGAS, NEVADA 89128

                                                  September 27, 2002

Mr. Ronald J. Tassinari
7889 Rancho Mirage Drive
Las Vegas, Nevada  89113

                  Re:      Employment Agreement

Dear Ron:

                  This letter shall serve to confirm and memorialize my agreement, in my capacity as Chairman of the Compensation Committee (the "Compensation Committee") of the Board of Directors of American Vantage Companies ("AVC"), with you, in your capacity as an officer and employee of AVC, that, notwithstanding the terms of paragraph 2(c) of the Employment Agreement, dated as of April 1, 2002 (the "Employment Agreement"), between AVC and you, that the term of the Employment Agreement be extended until November 30, 2002 on the same terms and conditions as are set forth in the Employment Agreement, with the exception of said paragraph 2(c). It is agreed among us that the reason for such extension is provide AVC, acting through the Compensation Committee, and you ample time to negotiate, execute and deliver a new employment agreement between AVC and you for a term to expire on March 31, 2005, or such other date as may mutually be agreed upon.

                  If the foregoing accurately reflects our agreement with respect to the extension of the Employment Agreement, please indicate such in the space indicated below.


                                      Very truly yours,

                                      American Vantage Companies


                                      By:        /s/ Steven Barringer
                                          --------------------------------------
                                                     Steven Barringer
                                          Chairman of the Compensation Committee

Acknowledged and accepted
as of the date first set forth above:


/s/ Ronald J. Tassinari
---------------------------
    Ronald J. Tassinari